Exhibit 5.1
Kelley Drye & Warren LLP
3 World Trade Center
175 Greewich Street
New York, NY 10007
Tel: (212) 808-7800
Fax: (212) 808-7897
May 15, 2025
Standard Motor Products, Inc.
37-18 Northern Boulevard
Long Island City, New York11101
Ladies and Gentlemen:
We are acting as special counsel to Standard Motor Products, Inc., a New York corporation (the “Company”), in connection with the preparation and filing of a registration on
Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Act”), with the Securities and Exchange Commission (the “Commission”) relating to the registration of
1,050,000 shares of common stock, $2.00 par value per share (the “Shares”), of the Company to be issued pursuant to the 2025 Omnibus Incentive Plan of the Company (the “Plan”).
In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Plan; (ii) the Registration Statement,
together with exhibits and schedules thereto, in the form filed or to be filed with the
Commission; (iii) the Company’s Restated Certificate of Incorporation, as amended to date; (iv)
the Company’s Restated By-Laws, as amended to date; and (v) the records of corporate proceedings of the Company relating to the Shares, as made available to us by officers of the
Company; and we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.
For purposes of this opinion we have assumed the authenticity of all documents
NEW YORK    WASHINGTON, DC    CHICAGO    HOUSTON    LOS ANGELES    SAN DIEGO    PARSIPPANY    STAMFORD    Affiliate Office: MUMBAI
submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the
Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the Business Corporation Law of the State of New York and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.
KELLEY DRYE & WARREN LLP2
May 15, 2025
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when certificates for the Shares have been duly executed by the Corporation, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present Business Corporation Law of the State of New York or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.
We hereby consent to the filing of this letter as an exhibit to the Registration
Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
This opinion is furnished to you in connection with the filing of the Registration
Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kelley Drye & Warren LLP